Exhibit (c)(6)

Analysis of Comparables December 15, 2011 Strictly Private and Confidential

Table of Contents Appendix 8 Analyst Outlook 3. 5 Public Valuations 2. 2 Relative Operational Metrics 1.

Relative Positioning – Key Selection Criteria . Key drivers for selection of the VQ peer group included in the analysis: – Size of Company . Proved Reserves < 300 MMBoe . Production < 40 MBoe/d – Commodity mix (liquids vs. oil) . % liquids (proved reserves) 20 – 75% – Asset profile (conventional vs. unconventional, geography, relative play economics) – Asset location (regulatory regime, cost environment, etc.) – Companies with proved reserves as a significant portion of their value . When evaluating relative valuation, we also considered the following: – Production growth rate – Asset quality, cost profile, etc. – Commodity mix 1

1. Relative Operational Metrics

73% 68% 52% 49% 49% 37% 29% 50% 0 10 20 30 40 50 60 70 80% WRES CWEI AREX BRY SFY PETD ROSE VQ Median: 49% 285 162 148 117 60 51 22 85 0 50 100 150 200 250 300 BRY ROSE PETD SFY AREX CWEI WRES VQ Median: 117 Operational Metrics % Liquids (Proved Reserves) (1)(2)(3) % Proved Developed (1)(2)(3) % Liquids (Production) (1)(2)(3)(8) Proved Reserves (1)(2)(3) (MMBoe) Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. 74% 63% 53% 52% 48% 47% 23% 50% 0 20 40 60 80 CWEI BRY ROSE AREX SFY WRES PETD VQ Median: 52% 37% 38% 47% 51% 52% 57% 71% 73% 0 10 20 30 40 50 60 70 80% CWEI BRY AREX WRES ROSE SFY PETD VQ Median: 52% (4) (5) (6) (7) (4) (6) (5) (7) (4) (6) (5) (7) 2

53.3 46.2 39.7 30.1 10.1 6.4 19.8 0.0 10.0 20.0 30.0 40.0 50.0 60.0 ROSE BRY SFY PETD AREX WRES CWEI VQ Median: 34.9 NA 26.1 12.9 13.0 8.3 10.9 3.8 2.5 6.5 10.8 14.7 12.7 13.5 4.0 2.8 2.4 10.8 36.9 27.5 25.7 21.8 14.9 6.6 4.9 17.3 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 BRY SFY ROSE PETD CWEI AREX WRE S VQ Median: 21.8 Operational Metrics (Cont’d) Current Production (1)(2)(3)(8)(9) (MBoe/d) 39.9 38.9 34.7 24.9 16.0 8.1 5.4 18.1 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 BRY ROSE SFY PETD CWEI AREX WRES VQ Median: 24.9 2012E Production (3) (MBoe/d) 2013E Production (3) (MBoe/d) 39.3% 27.2% 19.2% 18.0% 15.0% 13.6% 6.1% 0.0 10.0 20.0 30.0 40.0 50.0% ROSE AREX PETD SFY WRES BRY CWEI VQ Median: 18.0% NA 2011E – 2013E Production CAGR (%) (3) Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. Gas Liquids (10) (10) 3 %Liquids 71% 47% 51% 38% 73% 57% 52% 37%

$685 $471 $446 $260 $244 $105 $70 $218 0 100 200 300 400 500 600 700 $800 BRY ROSE SFY CWEI PETD AREX WRES VQ Median: $260 Operational Metrics (Cont’d) Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. 2012E EBITDAX ($mm) $865 $644 $535 $354 $145 $92 $290 0 100 200 300 400 500 600 700 800 900 $1,000 BRY ROSE SFY PETD AREX WRES CWEI VQ Median: $444 NA 2013E EBITDAX ($mm) (10) 4

2. Public Valuations

$2.4 $2.1 $1.3 $1.0 $1.0 $0.9 $0.2 $0.8 $0.6 $0.5 0.0 0.5 1.0 1.5 2.0 2.5 $3.0 ROSE BRY SFY CWEI AREX PETD WRES VQ Offer VQ Unaffected VQ Current Median: $1.0 $3.5 $2.5 $1.7 $1.4 $1.3 $1.0 $0.3 $1.5 $1.2 $1.2 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 $4.0 BRY ROSE SFY CW EI PETD AREX WRES VQ Offer VQ Unaffected VQ Current Median: $1.4 Trading Statistics Equity Market Capitalization (1) ($bn) Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. Firm Value (1)(2) ($bn) (6)(11) (12) (5) 9.5x 5.5x 5.4x 5.4x 5.1x 4.0x 3.9x 6.6x 5.7x 5.4x 0.0 2.0 4.0 6.0 8.0 10.0 12.0x AREX CWEI PETD ROSE BRY WRES SFY VQ Offer VQ Unaffected VQ Current Median: 5.4x Firm Value / 2012E EBITDA (1)(2) Firm Value / 2013E EBITDA (1)(2) 6.9x 4.0x 3.9x 3.7x 3.3x 3.0x 0.0x 5.0x 4.3x 4.1x 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0x AREX BRY ROSE PETD SFY WRES CWEI VQ Offer VQ Unaffected VQ Current Median: 3.8x NA (12) (11) (11) (10) 5

8.9x 5.2x 4.4x 4.4x 3.9x 3.2x 3.2x 4.6x 3.3x 2.9x 0.0 2.0 4.0 6.0 8.0 10.0x AREX ROSE CWEI PETD BRY SFY WRES VQ Offer VQ Unaffected VQ Current Median: 4.4x Trading Statistics (Cont’d) Price / 2012E CFPS 6.0x 4.0x 3.3x 2.9x 2.6x 2.4x 0.0x 3.5x 2.5x 2.2x 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0x AREX ROSE PETD BRY SFY WRES CWEI VQ Offer VQ Unaffected VQ Current Median: 3.1x NA Price / 2013E CFPS Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. (10) $28.11 $16.71 $15.69 $14.81 $12.92 $12.21 $8.92 $17.06 $14.51 $13.83 0.00 5.00 10.00 15.00 20.00 25.00 $30.00 CWEI AREX ROSE SFY WRES BRY PETD VQ Offer VQ Unaffected VQ Current Median: $14.81 Firm Value / Proved Reserves (1)(2)(3) ($ / Boe) Firm Value / Current Production (1)(2)(3)(8)(9) ($m / Boe/d) $150.2 $98.8 $96.3 $94.2 $63.1 $60.7 $57.3 $84.1 $71.5 $68.1 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 $160.0 AREX ROSE CWEI BRY SFY PETD WRES VQ Offer VQ Unaffected VQ Current Median: $94.2 (12) (6)(11) (4) (5) (7) (7) (7) (12) (11) 6

$123.3 $89.9 $87.2 $65.2 $53.2 $52.0 $50.1 $80.4 $68.4 $65.2 0.0 30.0 60.0 90.0 120.0 $150.0 AREX CWEI BRY ROSE PETD WRES SFY VQ Offer VQ Unaffected VQ Current Median: $65.2 Trading Statistics (Cont’d) Firm Value / 2012E Production (1)(2) ($m / Boe/d) $98.4 $75.3 $47.6 $43.9 $43.9 $43.8 $0.0 $73.3 $62.4 $59.4 0.0 20.0 40.0 60.0 80.0 100.0 $120.0 AREX BRY ROSE PETD WRES SFY CWEI VQ Offer VQ Unaffected VQ Current Median: $45.8 NA Firm Value / 2013E Production (1)(2) ($m / Boe/d) Source: Company filings, Factset and Wall Street research. Market data and Wall Street Estimates as of 12/12/11. Note: Medians exclude VQ. See endnotes on page 9. (12) (11) (11) (10) 7

3. Analyst Outlook

Wall Street Perspectives Recent Analyst Ratings and Price Targets Source: Wall Street Research, Factset. Note: Market data as of 12/12/2011. Broker Name Analyst Date Rating Target BMO Capital Markets US Phillip Jungwirth 12/8/2011 Hold $10.00 Raymond James John Freeman 12/5/2011 Hold NA Global Hunter Securities Philip J. McPherson 12/2/2011 Overweight 12.50 Pritchard Capital Partners Stephen F. Berman 12/2/2011 Buy 15.00 Keybanc Capital Markets Jack N. Aydin 12/2/2011 Buy 13.00 Jefferies Biju Perincheril 11/25/2011 Hold 10.00 Credit Suisse Mark Lear 11/18/2011 Hold 12.00 ISI Group Inc. Anish C. Patel 11/1/2011 Hold NA SunTrust Robinson Humphrey Jason Wangler 11/1/2011 Sell NA Johnson Rice & Company Welles Fitzpatrick 11/1/2011 Overweight NA Stifel Nicolaus Michael Scialla 11/1/2011 Hold NA 8

Appendix

Endnotes (1) Pro Forma for capital markets and M&A activity post announcement of 3Q 2011 earnings results. (2) Proved reserves and production pro forma for M&A activity. Debt financing for acquisitions assumed as source of funds, unless specific disclosure regarding sources of funds is provided. Divestitures assume proceeds go to cash on balance sheet unless otherwise disclosed. Proved reserves reflect latest company disclosed proved reserves. (3) Assumes 6:1 Mcf:Bbl conversion ratio. (4) On March 31, 2011, Berry announced the acquisition of Permian Wolfberry assets for $123mm. Proved reserves were disclosed as being between 12–15 MMBoe (13.5 assumed in this analysis), with 90% associated with liquids. Percent developed was undisclosed and the reserves associated with the transaction are assumed to have the same percentage developed as the non-transaction affected reserves. Future development costs are assumed to increase by the same proportion as proved reserves. (5) On 9/26/11, PDC announced a 50/50 JV with Lime Rock V, L.P. to acquire membership interests of Seneca-Upshur LLC for $152.5mm ($76.25mm net to PDC Energy). Acquired net proved developed producing reserves of 30 Bcfe. Assumes PDC’s commodity mix pre-transaction adjustments. (6) On 8/17/11 Swift announced the $53.5mm sale of its interest in six fields in Louisiana, two in Texas, and one in Alabama (92.2 Bcfe of proved reserves – 19% proved developed producing and 65% natural gas at YE 2010). (7) Venoco reserves as of 12/31/10. (8) Represents 3Q 2011 production. (9) Assumes 92 calendar days in the quarter. (10) No consensus 2013E estimates exist for CWEI as of 12/12/11. (11) On 11/15/11, Swift Energy announced the private offering of $250mm ($243mm net) of senior notes. (12) On October 10, 2011, CWEI announced that it had terminated all of its existing 2012 and 2013 oil hedges for cash proceeds of $50mm. Proceeds used to repay a portion of the Company’s outstanding indebtedness. 9

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